UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012 (June 18, 2012)

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona		85017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors (the “Audit Committee”) of Grand Canyon Education, Inc. (the “University”) has completed a competitive process to review the appointment of the University’s independent registered public accounting firm for the year ending December 31, 2012. As a result of this process, on June 18, 2012, the Audit Committee dismissed Ernst & Young LLP (“Ernst & Young”) from that role. On June 21, 2012, the Audit Committee engaged KPMG LLP (“KPMG”) as the University’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Notwithstanding this change, Ernst & Young will complete certain audit services related to the University’s preparation of Government Auditing Standard consolidated financial statements to be filed with the Department of Education for the year ended December 31, 2011. The University anticipates that these audit services will be completed by June 30, 2012, at which time Ernst & Young will no longer be engaged to perform any audit services for the University.

Ernst & Young’s reports on the University’s consolidated financial statements as of and for the fiscal years ended December 31, 2011 and December 31, 2010 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2011 and December 31, 2010, and the subsequent interim period through June 18, 2012, there were no “disagreements” between the University and Ernst & Young, as defined in Item 304(a)(1(iv) of Regulation S-K, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years.

For the two most recent fiscal years ended December 31, 2011 and December 31, 2010, and the subsequent interim period through June 18, 2012, there was one “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, relating to a disclosure of a material weakness in internal control over financial reporting. On November 14, 2011, the University amended its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and amended its unaudited interim financial statements for the quarters ended June 30, 2010, September 30, 2010, March 31, 2011 and June 30, 2011 to restate the financial statements relating to these periods to correct the methodology it was using to estimate its allowance for doubtful accounts. The correction and the corresponding restatements resulted in management’s determination that a material weakness existed with respect to the internal controls over financial reporting with respect to its calculation of the allowance for doubtful accounts. The material weakness existed at June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011 and was remediated by management as of the date of the amended filings, November 14, 2011. To remediate the material weakness, the University conducted a full review of its methodology for estimating the allowance for doubtful accounts, established controls and procedures adequate to timely identify changes to the composition of its accounts receivable, and established controls and procedures to enhance its ability to monitor collection trends. There were no other “reportable events” as such term is defined in Regulation S-K.

The University has provided Ernst & Young with a copy of the above disclosures and has requested that Ernst & Young furnish the University with a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young agrees or disagrees with the statements made by the University in this Current Report on Form 8-K and, if Ernst & Young disagrees, stating the respects in which it does not agree. A copy of Ernst & Young’s letter, dated June 21, 2012, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the University’s two most recent fiscal years ended December 31, 2011 and December 31, 2010, and the subsequent interim periods through June 21, 2012, neither the University nor anyone acting on its behalf has consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the University’s consolidated financial statements, and neither a written report nor oral advice was provided to the University that KPMG concluded was an important factor considered by the University in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated June 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: June 21, 2012	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)